EX-21 SUBSIDIARIES

_____________________________________________________________________________________________

EXHIBIT 21

Subsidiaries

Hartman Richardson Heights Properties LLC

Hartman Cooper Street Plaza LLC

Hartman Bent Tree Green LLC